EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Momentous Holdings Corp. Provides Strategic Business Update and
Outlines Planned Entry into Small Home Appliance International Trading and Distribution

Company plans staged development of international trading and distribution platform supported by management’s small home appliance industry background

WHITE PLAINS, N.Y., May 15, 2026 — Momentous Holdings Corp. (OTC: MMNT) (the “Company”) today provided a strategic business update regarding its planned entry into the international trading, distribution, and related operations of small home appliance products.

Following recent corporate governance and strategic review efforts, the Company’s current management is actively evaluating and pursuing new business opportunities with practical operating potential, industry relevance, and long-term development prospects. After a preliminary assessment, the Company has identified international trading, distribution, and related operations of small home appliance products as one of its key strategic business directions.

The Company believes that Mainland China has developed a mature and competitive industrial base in the small home appliance sector, including established manufacturing clusters, supply chain infrastructure, product development capabilities, and cost efficiencies. Management believes these attributes may provide a practical foundation for developing international sales, distribution, and trading opportunities for small home appliance products in selected overseas markets.

Small home appliance products generally cover a broad range of consumer categories and may benefit from product variety, relatively frequent product updates, fragmented consumer demand, and flexible channel adaptability. The Company believes these characteristics may create opportunities for a business model focused on international trading, regional distribution, and supply chain coordination, subject to market conditions, customer demand, execution capability, and other relevant factors.

The Company believes that this proposed business direction is closely aligned with the current controlling party’s established industry background in the small home appliance sector. The current controlling party and management have accumulated experience and resources across relevant segments of the small home appliance value chain, including product supply, manufacturing coordination, cost management, channel development, and international market exposure. The Company intends to evaluate how such industry experience and resource base may support the Company’s planned business development in a prudent and staged manner.

As an initial implementation step, the Company plans to establish one or more operating entities in Hong Kong and/or the Cayman Islands, as appropriate, to support future international trading, customer development, supply chain coordination, cross-border settlement, and related operating activities. The Company expects to pursue this business in a relatively asset-light and staged manner, initially focusing on product categories with mature supply chain support, export suitability, and potential market acceptance. The Company may expand its business scope over time based on actual operating progress and market feedback.

As of the date of this release, the Company has initiated preliminary business planning activities, including preparation for the establishment of overseas operating platforms, research into potential product categories, review of supply chain resources, initial customer and channel outreach, and evaluation of possible implementation paths. As conditions develop, the Company expects to pursue samples, trial orders, customer development, and subsequent operating arrangements, and intends to provide further updates to the market at appropriate stages.

The Company believes that, as its international business platform is gradually developed, it may have the opportunity to explore an international trading and distribution model suitable for the Company’s development, supported by management’s industry experience and resource base. The Company will continue to evaluate how to more effectively utilize relevant industry experience, supply chain capabilities, and market resources to support the development of its new business direction.

If the planned business progresses successfully, the Company believes it may have the opportunity to transition from a primarily capital-market platform toward a company with more substantive operating activities, and to seek new growth opportunities in the global small home appliance trading and distribution market.

Momentous Holdings Corp. | OTC: MMNT

About Momentous Holdings Corp.

Momentous Holdings Corp. (OTC: MMNT) is a publicly traded company currently evaluating and pursuing new business opportunities. The Company is focused on developing business initiatives with operating substance, industry relevance, and long-term growth potential.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s proposed business direction, planned establishment of overseas operating entities, potential entry into small home appliance international trading and distribution, business planning activities, product category research, supply chain coordination, customer and channel development, potential samples and trial orders, market opportunities, potential industry synergies, and future operating prospects.

These forward-looking statements are based on current expectations, estimates, assumptions, and beliefs of the Company’s management and are subject to significant risks and uncertainties. The Company’s planned business remains in the planning and early-stage development phase. There can be no assurance that the Company will successfully establish the proposed operating entities, identify suitable product categories, develop customer or channel relationships, secure suppliers, obtain trial orders, generate revenues, achieve profitability, or successfully transition into a substantive operating business.

Actual results may differ materially from those expressed or implied by the forward-looking statements due to a variety of factors, including, among others, market demand, customer development, supply chain arrangements, international trade conditions, funding requirements, execution capability, regulatory considerations, competition, and other risks and uncertainties. Any discussion of potential business cooperation, resource support, industry coordination, or future commercial opportunities does not constitute a commitment or guarantee regarding any specific transaction, asset transfer, business injection, commercial arrangement, operating result, revenue level, or profitability.

The Company undertakes no obligation to update or revise any forward-looking statements, except as required by applicable law. Investors are cautioned not to place undue reliance on these forward-looking statements.

Investor / Media Contact

Momentous Holdings Corp.
Email: chenyongjin@ds-cap.com

Momentous Holdings Corp. | OTC: MMNT